UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

PetroHunter Energy Corporation

(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 1400, Denver, CO 80202

(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code (303) 572-8900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

PetroHunter Energy Corporation (“PetroHunter”) entered into an Acquisition and Consulting Agreement with MAB Resources LLC (“MAB”), which replaces the previous joint ownership agreement between the parties in its entirety, effective January 1, 2007. Marc A. Bruner, who has a 32% beneficial ownership interest and is the largest shareholder in PetroHunter, is the controlling owner of MAB.

Under the previous arrangement, PetroHunter and MAB each owned a 50% undivided working interest in ten separate projects covering approximately 220,000 net acres of oil and gas properties in Colorado, Utah and Montana, and approximately 7,000,000 net acres in Australia. The previous arrangement required PetroHunter to carry MAB, on a project-by-project basis, for an amount of capital costs between $25 million and $50 million for each of the ten projects, and to pay a consulting fee to MAB in the amount of $600,000 per month.

Under the new agreement, MAB has relinquished and assigned to PetroHunter all of MAB’s 50% working interest, resulting in PetroHunter now owning 100% working interest in the leases covering 7.2 million net mineral acres that were previously owned 50/50. As a direct result of that assignment, MAB’s carried interest (totaling 50% of PetroHunter’s $700 million in capital expenditures) is void and no longer applicable. In addition, MAB’s consulting fee is reduced from $600,000 to $250,000 a month.

In consideration for MAB’s full relinquishment of its working interest and the carried interest, and the reduction in the monthly fee, and in connection with MAB’s ongoing consulting services, the new agreement between MAB and PetroHunter provides for the following consideration to MAB:

(i)

The new agreement increases MAB’s previous 3% overriding royalty interest to a 10% override. However, one-half of the override (5%) is deferred for a three-year period, during which time PetroHunter receives the revenues attributable to that 5% portion of the override. At the end of the three-year period, PetroHunter will repay all such revenues.

(ii)	The new agreement provides for the issuance of 50 million shares of PetroHunter common stock to MAB.

(iii)

MAB has the right and opportunity to receive up to an additional 50 million shares, to be held in escrow and released over a five-year period in specified numbers of shares that are tied to PetroHunter’s performance in booking reserves. The agreement provides for thresholds, beginning with the issuance of the first five million shares if and when PetroHunter achieves Proved Reserves of 150 billion cubic feet of gas. All 50 million shares would be issued to MAB if and when PetroHunter books one trillion cubic feet of Proved Reserves by January 1, 2012. If PetroHunter does not achieve one trillion cubic feet of Proved Reserves by that date, the balance of shares in escrow, if any, will be returned to PetroHunter.

The transfer of MAB’s working interest for PetroHunter shares (including the carried interest), the revised override and MAB foregoing monthly capital cost advances, will be analyzed in an independent economic evaluation, and the closing of this Agreement, which is to occur by the end of January 2007, will be subject to such evaluation concluding that the consideration exchanged by the parties reflects a fair and reasonable market value for PetroHunter.

This summary description of the Acquisition and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the document that is filed as an exhibit hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 9, 2007, PetroHunter and its wholly-owned subsidiary, PetroHunter Operating Company, entered into a Credit and Security Agreement with Global Project Finance AG, a Swiss company (“Global”). Under that Agreement, Global has committed to advance up to $15,000,000 over the next 18 months. Interest accrues at 6.75% over the prime rate and will be payable quarterly beginning March 31, 2007. PetroHunter is to begin making principal payments on the loan beginning at the end of the first quarter following the end of the 18-month funding period, with the maturity date of the loan being 30 months from the date of the Agreement. The loan is secured by a first perfected security interest on PetroHunter’s assets, limited to the specific portion of the assets to which the loan proceeds are applied by PetroHunter. PetroHunter plans to use the loan proceeds for its drilling and development operations in the Piceance Basin, Colorado.

Global receives warrants to purchase 1,000,000 shares of PetroHunter common stock upon execution of the Agreement and up to 3,000,000 warrants, tied on a pro rata basis to each advance of the credit facility. The warrants will be exercisable for five years from the date of the Agreement at a price equal to the 120% of the volume-weighted average price of the stock for the 30 days immediately preceding each warrant issuance date. In addition, upon each advance, Global receives a fee equal to 1% of the amount of the advance.

Global and its controlling shareholder, Christian Russenberger, were shareholders of PetroHunter prior to entering into this Credit and Security Agreement

This summary description of the Credit and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the document that is filed as an exhibit hereto.

Item 7.01.	Regulation FD Disclosure

On January 11, 2007, PetroHunter issued a press release announcing execution of the agreement with MAB Resources LLC and the financing. The press release is furnished herein as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, is “furnished” pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless this report is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01        Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Acquisition and Consulting Agreement between MAB Resources LLC and PetroHunter Energy Corporation Effective January 1, 2007
10.2	Credit and Security Agreement dated as of January 9, 2007 between PetroHunter Energy Corporation and PetroHunter Operating Company and Global Project Finance AG
99.1	Press Release dated January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
January 11, 2007	By: /s/ Kelly H. Nelson Kelly H. Nelson, Chief Executive Officer

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